Exhibit 99.1

USA Technologies Announces Rebrand to Cantaloupe
New Name Better Aligns with Company’s New Vision, Mission and Values

MALVERN, Pa. – November 18, 2020 -- USA Technologies, Inc. (OTC: USAT) ("USAT"), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today announced that it will transition its corporate identity to exclusively operate under the name Cantaloupe, Inc. The Nasdaq ticker symbol will change when the official launch is announced.
“This is a major milestone for us, as Cantaloupe already has built great equity in the industry, strong customer loyalty and communicates our vision to become the leading hardware and software platform for a contactless economy,” said Sean Feeney, chief executive officer, USA Technologies. “As a leader in the unattended and self-serve retail markets, the adoption of the new brand and graphic puts our company in a great position to better compete in the growing global market and delivers on our mission to help the world buy it and go.
The Cantaloupe launch signals a fresh vision and approach to the market, our stakeholders and shareholders. The brand’s unveiling in 2021 will be the culmination of an extensive rebranding effort that reflects the Company’s evolution into software and Platform as a Service (PaaS), its path toward strategic growth and renewed corporate strategy. The rebrand will also include a new logo and updated website, which will reflect the Company’s new vision, mission and values, better aligning to its true value proposition.

On the design level, the new Cantaloupe logo is a symbol that represents innovation, simplicity and differentiation through the use of the color orange, and the play on the letter “C” from the brand name. It combines five seed elements representing the strategic pillars of our values, goals and proprietary technology. Our company’s culture and passion for the customer is highlighted in our, “People First, Dedicated to Customer Success, Always Do the Right Thing, the Right Way, Innovation at our Core, and Get It Done” mentality.

Cantaloupe is rooted in the Company’s commitment to deliver innovative solutions and the best customer service. The Company’s PaaS is a true end to end solution, designed to adapt to changing retail trends and market demands. It also represents the dynamic developments in payment systems, as the world moves to contactless solutions. It creates value for its customers as they acclimate to the industry’s changes, by helping them optimize their performance, modernize their operations and find new avenues for growth.

About USA Technologies, Inc.
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-Looking Statements
All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to USAT or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on USAT’s operations and the demand for USAT’s products and services; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to make available and successfully upgrade current customers to new standards and protocols; whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT; or other risks discussed in USAT’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If USAT updates one or more forward-looking statements, no inference should be drawn that USAT will make additional updates with respect to those or other forward-looking statements.

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Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
USA Technologies
+1 720.445.4220
anievawoodgate@usatech.com

Investor Relations:
ICR, Inc.
USATechIR@icrinc.com